UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2015

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
The Waterfront, Chesney House
96 Pitts Bay Road
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K dated May 8, 2015 filed by Third Point Reinsurance Ltd. (the “Company”) with the U.S. Securities and Exchange Commission on May 8, 2015 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2015 Annual Meeting of Shareholders held on May 5, 2015 (the “2015 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder votes to approve, on an advisory basis, the compensation of the Company’s named executive officers (“say on pay”). No other changes have been made to the Original Form 8-K.

Item 5.07	Submissions of Matters to a Vote of Security Holders

(d)    A majority of the votes cast by shareholders voted, on an advisory basis, to hold future advisory votes to approve executive compensation every three years. In line with this recommendation by our shareholders, our Board of Directors has decided that it will include an advisory shareholder vote on executive compensation in its proxy materials every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation. The next advisory vote to approve executive compensation is required to occur no later than the Company’s 2018 Annual Meeting of Shareholders. The next advisory vote regarding the frequency of say on pay is required to occur no later than the Company’s 2021 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015	/s/ J. Robert Bredahl
	Name:	J. Robert Bredahl
	Title:	President and Chief Operating Officer